Exhibit 10.72

THIRD AMENDMENT
TO
TERM LOAN NOTE

This Third Amendment to Term Loan Note (“Amendment”) is entered into as of July 12, 2002, between Comerica Bank-California, successor-by-merger to Imperial Bank (the “Bank”), and Prospect Medical Holdings, Inc. (the “Borrower”).

RECITALS

This Amendment is being entered into in reference to the following facts:

The Borrower and the Bank entered into a Term Loan Note, dated as of October 25, 2000, in the original principal sum of $5,000,000 (as modified, amended, and supplemented to the date hereof, the “Note”). Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Note.  The Bank and the Borrower desire to amend the Note in certain respects subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE 1 - AMENDMENTS

1.1           Amendment of Third Paragraph.  The third paragraph of the Note is hereby amended and restated to read in its entirety as follows:

“Unless sooner due and payable under the provisions of the Credit Agreement, the principal amount of this Note shall be payable in fifteen (15) consecutive monthly installments.  The first fourteen (14) of such installments shall be payable on the twelfth (12th) day of each month hereafter, with the first such installment being due on August 12, 2002. The fifteenth (15th) and final installment shall be payable on October 3, 2003. The first fourteen (14) installments shall each be in the amount of $100,000, and the fifteenth (15th) installment shall be in the amount of the then unpaid principal balance of the Term Loan.”

1.2           Amendment of Fourth Paragraph.  The fourth paragraph of the Note is hereby amended and restated to read in its entirety as follows:

“Borrower shall prepay this Note as provided in the Credit Agreement and as provided herein.  In addition to any other payments specified herein or therein, Borrower shall pay to Bank, for application to the debt evidenced hereby, all proceeds of the

Claims and the Judgment as and when received by Borrower. ‘Claims and Judgment’ means all claims raising out of the loss, non-conformity, interference with the use of, defects, or infringement of right in, or damage to any of the Collateral (as defined in the Security Agreement (Borrower)) by Pacificare of California and/or St. Jude Hospital, Inc. and any arbitration award and any judgment entered on those claims in favor of Borrower against either of them, including the arbitration award in favor of Borrower against Pacificare of California and St. Jude Hospital, Inc. and the judgment entered thereon in the case entitled Prospect Medical Holdings, Inc. vs. Pacificare of California (case number 815670), issued by the Superior Court of California, County of Orange, Central Justice Center, in the amount of $2,190,522. All other prepayments may be made at Borrower’s option.  All such prepayments shall be made without prepayment penalty or premium.  All such prepayments shall be applied first to the satisfaction of the Bank’s Expenses and Fees, second, to accrued and unpaid interest due hereunder, and third to installments of principal hereof in inverse order of their maturity.”

ARTICLE 2 – REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Amendment, the Borrower represents, warrants, and covenants to the Bank as follows.

2.1           Borrower’s Representations and Warranties.  The Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this Amendment and all other agreements and instruments executed or delivered to be executed or delivered in connection herewith and therewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Borrower.

2.2           No Offsets.  As of the date of this Amendment, it has no offsets, claims or defenses whatsoever against any of the Obligations owing to the Bank.

2.3           Proceeds of Collateral.  The Claims and Judgment are part of the proceeds of the Collateral for the Obligations.  If those proceeds are for any reason determined not to be the proceeds of the Collateral, then the Borrower hereby grants to the Bank a security interest in the Claims and the Judgment and the proceeds thereof for the purpose of securing payment and performance of the Obligations.

ARTICLE 3 – GENERAL PROVISIONS

3.1           Full Force and Effect.  Except as expressly amended hereby, the Note and all other documents, agreements and instruments relating to thereto are and shall remain unmodified and in full force and effect.

3.2.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.

3.3           Final Agreement.  This Amendment is intended by the Borrower and the Bank to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof.  This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written.

“PAYEE”		“MAKER”
Comerica Bank-California		Prospect Medical Holdings, Inc.

By:	/s/ Thomas Turner	By:	/s/ R. Stewart Kahn
	Thomas Turner,		R. Stewart Kahn,
	Vice President		Executive Vice President